Exhibit 99.1

lululemon athletica inc. Updates Guidance for Fourth Quarter of Fiscal 2014
Ahead of Presentation at ICR XChange
Vancouver, Canada - January 12, 2015 – lululemon athletica inc. [NASDAQ:LULU] today announced that the Company is updating its net revenue and earnings guidance for the fourth quarter of fiscal 2014 ending February 1, 2015.
For the fourth quarter, the Company now anticipates that net revenue will be in the range of $595 million to $600 million based on a total comparable sales increase between 6 to 7% on a constant dollar basis. This compares to the Company's previous guidance of net revenue in the range of $570 million to $585 million for the fourth quarter based on a total comparable sales increase in the low single digits on a constant dollar basis. The Company also now expects diluted earnings per share will be in the range of $0.71 to $0.73 for the fourth quarter. The previous EPS guidance for the fourth quarter was a range of $0.65 to $0.69. EPS guidance continues to assume 142.6 million diluted weighted-average shares outstanding and a 30.2% tax rate.
"Backed by improving trends and strong holiday results, we are entering 2015 in very good shape. Our guests are responding positively to both the women's and men's product assortment, and with the build-out of our senior leadership team near completion, I feel confident in our ability to execute on our growth strategies," said Laurent Potdevin, CEO of lululemon athletica.
"Building on our current momentum, our team is relentless in driving the business forward. With that, over the coming year, we will complete the critical foundational business improvements already underway while also making disciplined, strategic investments in our brand, product, guest experience and international expansion efforts, with the expectation that we will begin to see operating margin leverage in 2016," continued Potdevin.
Management will be meeting with analysts and investors and presenting at the ICR XChange Conference in Orlando, Florida this week. See the Company's separate press release dated December 29, 2014 for webcast information.
About lululemon athletica inc.
lululemon athletica (NASDAQ:LULU) is a yoga-inspired athletic apparel company that creates components for people to live long, healthy and fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Non-GAAP Financial Measures
Total comparable sales in constant dollars is not a United States generally accepted accounting principle (“GAAP”) performance measure. We provide constant dollar total comparable sales because we use this measure to understand the underlying growth rate of revenue excluding the impact of changes in foreign exchange rates, which are not under management’s control. We believe that disclosing this measure on a constant dollar basis is useful to investors because it enables them to better understand the level of growth of our business. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations and our prospects and strategies for future growth. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our ability to maintain the value and reputation of our brand, including any negative publicity regarding our products or the production methods of our suppliers or manufacturers; the acceptability of our products to our guests, including receiving products that comply with our technical specifications and quality standards; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; an economic downturn or economic uncertainty in our key markets; our exposure to various types of litigation; increasing product costs and decreasing selling prices; our ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our ability to accurately forecast customer demand for our products; any unforeseen disruption of our information systems; any material disruption of our information systems; our ability to manage our growth and the increased complexity of our business effectively; the fluctuating costs of raw materials; our ability to expand internationally in light of our limited operating experience and limited brand recognition in new international markets; our highly competitive market and increasing competition; our ability to deliver our products to the market and to meet customer expectations if we have problems with our distribution system; our ability to protect our intellectual property rights; our ability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of our products in China or other countries; our ability to successfully open new store locations in a timely manner; our ability to comply with trade and other regulations; the continued service of our senior management; seasonality; fluctuations in foreign currency exchange rates; the operations of many of our suppliers are subject to international and other risks; our ability to source our merchandise profitably or at all; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contacts:
Investor Contact:
Joseph Teklits/Jean Fontana
ICR, Inc.
203-682-8200
Media Contact:
Alecia Pulman
ICR, Inc.
203-682-8224